EXHIBIT 23.1




                    CONSENT OF INDEPENDENT AUDITORS
                    -------------------------------

We consent to the incorporation by reference in the following registration statements and related prospectuses filed by Mallinckrodt Inc. under the Securities Act of 1933 of our report dated August 12, 1998, except for the restatement related to purchased research and development referred to in Note 2, to which the date is January 26, 1999, with respect to the consolidated financial statements of Mallinckrodt Inc. included in this Annual Report on Form 10-K/A No. 1 for the year ended June 30, 1998:


                           Commission File No.
                           -------------------


                         Form S-8, No.   2-65727
                         Form S-8, No.   2-80553
                         Form S-8, No.   2-90910
                         Form S-8, No.   2-94151
                         Form S-8, No.  33-10381
                         Form S-8, No.  33-32109
                         Form S-8, No.  33-40246
                         Form S-3, No.  33-43925
                         Form S-8, No. 333-34489
                         Form S-8, No. 333-38291
                         Form S-8, No. 333-38293
                         Form S-3, No. 333-42325



/S/ ERNST & YOUNG LLP
----------------------
Ernst & Young LLP



St. Louis, Missouri
February 12, 1999